Exhibit 10.5

Recording Requested By
And When Recorded Return To:

City of Irvine
One Civic Center Plaza
Irvine, CA 92606-5208
Attn: City Clerk

(Exempt from Recording Fees per Gov't. Code § 6103)

PARK PLACE
DEVELOPMENT AGREEMENT

Dated October 24, 2002

	4.2.8 Amendment of Condition 4 of Density Bonus CUP	15
	4.2.9 Amendment of Condition 43 of Density Bonus CUP	16
	4.2.10 Continued Permitted Uses for Property	17
	4.2.11 Clarification of Minor Modifications Procedures	17
	4.2.12 Clarification of "Site" Definition	18
	4.2.13 Clarification of Building Setback - Street	18
	4.2.14 Method for Calculating Park Fees	18
	4.2.15 Future Applications for Land Use Approvals	18
	4.2.16 Future Discretionary Reviews	18
	4.2.17 Subsequent Actions and Approvals	19
	4.2.18 Subsequent Environmental Review	20
	4.2.19 State and Federal Laws	20
	4.2.20 Later-Enacted Regulations	22

	4.3 Superseding Effect of Additional Development Rules	23

5.	Public Benefits	23

6.	Binding Effect of Agreement	23

	6.1 City Bound by Agreement	23
	6.2 Enforcement	24
	6.3 Initiative or Other Voter-Approved Measures	24
	6.4 Appeal	26

7.	Annual Review	26

8.	Arbitration; Damages	26

9.	Estoppel Certificate	29

10.	Encumbrances and Mortgage Protection	29

	10.1 Discretion to Encumber	29
	10.2 Mortgagee Rights and Obligations	29
	10.2.1 Subordination	29
	10.2.2 No Impairment of Lien	30
	10.2.3 Election to Assume Obligations	30
	10.2.4 Request to Modify	31

11.	Assignment	31

12.	Successors and Assigns	31

13.	Notices	33

14.	Additional Provisions	34

	14.1 Relationship of Parties	34
	14.2 Modification or Amendment	34
	14.3 No Third Party Benificiaries	34
	14.4 Not a Public Dedication	34
	14.5 Severability	35
	14.6 Exhibits	35
	14.7 Entire Agreement	35
	14.8 Governing Law; Venue	35
	14.9 Consistency with Laws in Force	35
	14.10 Justifiable Reliance	36
	14.11 Consent	36
	14.12 Covenant of Cooperation	36
	14.13 Nonliability of City Officers and Employees	36
	14.14 Nonliability of Developers' Members, Officers and Employees	37
	14.15 Eminent Domain	37
	14.16 Termination	37
	14.17 Attorneys' Fees	37
	14.18 Waiver	38
	14.19 Recordation	38
	14.20 Time	38
	14.21 Construction	38
	14.21 Signature Pages	38

Exhibit "A" Legal Description of Property	49

Exhibit "B" Master Site Plan	52

Exhibit "C" List of Documents/Entitlements Constituting the Existing Approvals	53

Exhibit "D" Applicable Land Use Regulations	58

Exhibit "E" Section V.E-736.5 of 1989 Zoning Code	59

Exhibit "F" List of Trip Rates	60

PARK PLACE
DEVELOPMENT AGREEMENT

This PARK PLACE DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of October 14, 2002, by and between (1) the CITY OF IRVINE, a municipal corporation ("City" or "Irvine") and (2) CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP, a Maryland limited partnership ("Crow Development"), SHOPS AT PARK PLACE LLC, a Delaware limited liability company, 3121 MICHELSON DRIVE LLC, a Delaware limited liability company, 3161 MICHELSON DRIVE LLC, a Delaware limited liability company, PARK PLACE PARKING COMPANY LLC, a Delaware limited liability company, PARK PLACE HOTEL COMPANY LLC, a Delaware limited liability company, PARK PLACE RESIDENTIAL HIGHRISE I LLC, a California limited liability company, and PARK PLACE DEVELOPMENT LLC, a Delaware limited liability company (the foregoing limited partnership and all of the foregoing limited liability companies shall be referred to herein collectively as "Developers") [hereinafter, City and Developers are sometimes collectively referred to as the "Party" or "Parties"].

I.   RECITALS

This Agreement is entered into on the basis of the following facts, understandings, and intentions of the Parties:
  Developers represent that (1) they comprise the owners of the Project (as defined in section 1.12 below) and consist of those entities which are the legal owners of, or hold equitable interests in, the Property (as defined in section 1.13 below), and (2) Crow Development is one of the owners of the Project and the managing member of all of the other owners of the Project.
  Since 1985, Developers have been in the process of developing a large commercial, retail, and residential project on a 90-acre site, commonly known as "Park Place." Located in the Irvine Business Complex (the "IBC"), the Park Place project (the "Project" as defined in section 1.12 below) is generally bounded by the 405 Freeway on the North, Jamboree Road to the West, Michelson Drive to the South, and the San Diego Creek to the East.

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      C.  The Project basically consists of a master planned business park and residential development that includes existing and proposed restaurants, commercial/retail buildings, office towers, a hotel, a health club, a night club, and a day-care center and several hundred residential units to be located in high-rise towers.
      D.  Over the past 15 years, the City has granted certain land use approvals relating to the Project. Among these approvals was Resolution No. 87-14, dated January 27, 1987, approving Conditional Use Permit No. 86-CP-0727 (the "Original CUP") allowing conversion of the corporate headquarters entitlement for the Property to any use in the mixed-use district.
      E.  Under the City's Zoning Code which was in effect when the Original CUP was approved in 1987, applicants were required to pay all fees for IBC area-wide circulation improvements ("IBC Fees") within ten (10) days of the effective date of the conditional use permit for the converted entitlement. In addition, under section V.E-736.5.C.2.e of that Zoning Code, all applicants who complied with this pre-payment obligation automatically obtained a permanent exemption from the normal time limit of three (3) years for CUPs to remain in effect before expiring under section V.E-804.6.B and C of the Zoning Code.
      F.  On February 5, 1987, in order to comply with the requirements of section V.E-736.5.C.2.e of the Zoning Code, Crow Development paid the City the sum of approximately $10 million in IBC Fees. That same year, Crow Development sought to modify the Original CUP by applying for CUP 87-CP-0829 (the "Master CUP").
      G.  On August 17, 1989, the City's Planning Commission approved the Master CUP. The Planning Commission specifically provided in its Resolution No. 89-1380 that the Master CUP qualified for the time limit exemption under the prior Zoning Code, and thus would have no expiration date.

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H.  On December 13, 1989, the Subdivision Committee of the City adopted Resolution Nos. 89-414 and 89-415, approving Vesting Tentative Parcel Map 88-TP-0110 (the "Vesting Map").

I.  Pursuant to sections 66474.2 and 66498.1 of the Government Code, and subject to the terms and conditions of the Vesting Map, Crow Development obtained a vested right to proceed with development in accordance with the Vesting Map and the Master CUP in substantial compliance with the ordinances, policies, standards, and other land use rules and regulations in effect when the City determined that the Vesting Map application was complete, which in no event was later than December 13, 1989.

J.  On August 1, 1991, the City's Planning Commission adopted Resolution No. 91-1584, approving Conditional Use Permit 2873-CPS (the "Density Bonus CUP") to authorize the development of 360 residential "density bonus" units to be located on parcels 2, 4, and 15 of the Vesting Map (currently Parcel 1 of Parcel Map 2000-202 and a portion of Parcel l of Lot Line Adjustment 45280-LL), subject to certain conditions.

K.  In addition to approving the Original CUP, the Master CUP, the Vesting Map, and the Density Bonus CUP, the City has issued or approved maps, plans, and permits described in Exhibit "C" attached hereto.

L.  Without the necessity of listing all of the City's arguments and assertions in this regard, the Parties acknowledge that the City contends that Condition No. 37 of the Density Bonus CUP requires Developers to pay IBC Fees for each of the 360 residential units authorized under the Density Bonus CUP.

M.  Without the necessity of listing all of the Developers' arguments and assertions in this regard, the Parties acknowledge that Developers dispute and deny that they are required to pay any IBC Fees for any of the 360 residential units authorized under the Density Bonus CUP in light of the $10 million in area-wide IBC Fees which Crow Development paid to the City in 1987.

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      N.  In the interest of resolving the dispute regarding the application of IBC Fees for the 360 residential units authorized by the Density Bonus CUP, and to set forth the nature and extent of Developers' vested rights to proceed with the development of the Project, the City and Developers mutually desire to enter into this Development Agreement.

      O.  Sections 65864 through 65869.5 of the Government Code (the "Development Agreement Legislation") authorize the City to enter into binding development agreements with persons having legal or equitable interests in real property in order to, among other things, (1) provide for the orderly development of that property in accordance with the City's rules, regulations, and policies, (2) ensure maximum efficient utilization of resources within the City, (3) strengthen the public planning process, (4) encourage private participation in comprehensive planning, and (5) reduce the economic costs and uncertainty of development.

      P.  The City recognizes that completion of the Project as a master planned, mixed-use development provides substantial social and economic benefits to the City. These benefits include housing units in the IBC to aid in the City's jobs-to-housing balance with the associated reduction in traffic balance, and reduction in air quality impacts, an increase in sales tax revenue, and an increase in Transient Occupancy Tax revenue.

      Q.  The City has determined that entering into this Agreement will further the goals and objectives of the City's land use planning policies by, among other things, (1) eliminating uncertainty in the planning for, and securing the orderly development of, the Project so that adequate long-term plans regarding the provision of necessary infrastructure can be developed and implemented; and (2) promoting the health, safety and welfare of the residents of the City.

      R.  Pursuant to the authorization set forth in the Development Agreement Legislation, the City adopted Resolution No. 82-68 on July 13, 1982, establishing procedures and requirements for consideration of Development Agreements. In accordance with such rules and regulations, the City has undertaken the necessary proceedings, has found and determined that this Agreement is consistent with the City's General Plan and with the provisions of the Zoning Code which are applicable to the Project.

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      S.  Specifically, on August 15, 2002, following a duly noticed public hearing and review of the environmental documents, the City's Planning Commission considered this Agreement and adopted Resolution No. 02-2359 recommending to the City Council of the City ("City Council") the approval and execution of this Agreement.  On September 10 & 24 , 2002, following a duly noticed public hearing and consideration of the environmental documents in accordance with the requirements of the California Environmental Quality Act ("CEQA"), the CEQA Guidelines and applicable regulations, the City Council adopted Ordinance No.01-12 approving this Agreement, finding that the Agreement is consistent with the City's General Plan and authorizing the execution of this Agreement. The effective date of Ordinance No.02-12 is October 24, 2002.

II.       TERMS AND CONDITIONS

NOW, THEREFORE, in light of the foregoing Recitals, and in consideration of the representations, assurances, covenants, and promises contained herein, the Parties agree to the following terms and conditions:
1.   Definitions. The terms used in this Agreement shall have the following meanings:
1.1    "Additional Development Rules" shall refer to those certain conditions, terms, restrictions, requirements, rules, regulations, policies, or standards described in section 4.2 below which shall govern the development of the Project in addition to the Applicable Land Use Regulations and the Existing Approvals.
1.2   "Applicable Land Use Regulations" shall mean the City's General Plan, Zoning Code, and all other ordinances, resolutions, codes, rules, regulations, standards, policies, programs, conditions, terms, restrictions, or requirements of the City governing the development and use of the Property and the Project which were in effect as of

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    January 1, 2002, all as more particularly described in Exhibit "D" attached hereto, except that section V.E-736.5 of the Zoning Code in effect at the City as of 1989, a copy of which section is attached as Exhibit "E" hereto (the "1989 Zoning Code Section"), shall also be considered part of the Applicable Land Use Regulations for the purpose of establishing the limits on intensity of the Project. To the extent that the provisions of the 1989 Zoning Code Section that establish the limits on intensity of development permitted for the Property conflict with the provisions of the City's Zoning Ordinance in effect as of January 1, 2002 (the "Existing Zoning Code"), the 1989 Zoning Code Section shall supersede and be controlling. Notwithstanding the foregoing, the City and Developers agree that, in connection with the issuance of building permits for the Project, the most current versions of the Uniform Construction Codes (as defined in section 1.16 below), which are in effect at the time such permits are applied for, shall be applied to the Project and shall be deemed (a) to be part of the Applicable Land Use Regulations and (b) to supersede any earlier versions of such Uniform Codes.
1.3   "Development" or "development" shall mean the improvement of the Property for the purposes of completing and effecting the structures, improvements, and facilities comprising the Project, including, without limitation, grading, the construction of infrastructure and public facilities related to the Project whether located within or outside the Property, the construction of structures and buildings, and the installation of landscaping and park facilities and improvements. Development also includes the maintenance, repair, reconstruction, or redevelopment of any building, structure, improvement, landscaping or facility after the construction and completion thereof.
1.4   "Effective Date" shall mean the effective date of the Ordinance adopted by the City Council of Irvine in approving this Agreement.
1.5   "Exactions" shall mean any requirements or conditions imposed by the City by means of any ordinance, resolution, rule, regulation, policy, or condition of approval for the (a) dedication of land or property, (b) the payment of any money by way of

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fees, taxes, assessments, or other charges, or (c) the improvement, construction, or acquisition of any on-site or off-site public infrastructure, facilities, or property in order to lessen, offset, mitigate, or compensate for the impacts of the Project on environmental or other public concerns or interests.
    1.6   "Existing Approvals" shall mean all maps, permits, plans, modifications, agreements, amendments, adjustments, or other land use approvals or entitlements of any kind adopted or approved on or before the Effective Date relating to the development of all or any portion of the Property or the Project which, when taken together with the Applicable Land Use Regulations and the Additional Development Rules, shall set forth (a) the permitted uses of the Property, (b) the maximum height and size of buildings to be constructed on the Property, (c) the density and intensity of use of the Property, (d) the requirements for reservation or dedication of portions of the Property for public purposes, and (e) the timing of the development of the Project. The Existing Approvals shall include (a) all of the maps, permits, plans, modifications, adjustments, and other approvals listed in Exhibit "C" attached hereto and (b) all amendments and additions thereto which are approved prior to the Effective Date of this Agreement. For purposes of this Agreement, the Vesting Map, and all other Existing Approvals, shall be deemed to be extended and shall remain in effect for the term of this Agreement, unless otherwise amended or modified in accordance with the terms of this Agreement; however, the ordinances, policies, and standards which shall be applicable to the Vesting Map within the meaning of section 66498.1 of the Government Code shall be deemed to be the Applicable Land Use Regulations and the Additional Development Rules.
    1.7   "IBC Fees" shall mean any and all Irvine Business Complex development fees for circulation improvements as more particularly described in City Council Resolution No. 93-35, adopted by the City on March 9, 1993.
    1.8   "Master Site Plan" shall mean the master conceptual site plan for the Property attached as Exhibit "B" to this Agreement.

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1.9   "Mortgagee" shall mean the holder of any mortgage or the beneficiary of any deed of trust covering all or a portion of the Property which is still subject to the provisions of this Agreement and as to which this Agreement has not been terminated under section 12.3 or otherwise.
1.10   "Point System" shall mean the procedures and mechanisms for assigning and adjusting development (entitlement) points to establish limits on intensity of development within the IBC based on types of uses and amount of square footage proposed for such uses, all as more particularly specified in section V.E-736.5 of the 1989 Zoning Code, a copy of which section is attached as Exhibit "E" to this Agreement. The Point System, rather than the "trip budget" system provided for under the City's Existing Zoning Code, shall remain the applicable mechanism for determining the maximum limits on intensity of development permitted for the Project and the Property.
1.11   "Processing Fees" shall mean the usual and customary planning, engineering, and inspection fees and charges imposed by the City on a city-wide basis to cover the direct, indirect and administrative costs required to review, check, and inspect development applications submitted to the City for approval. As of the Effective Date, the Processing Fees are established in City Council Resolution No. 02-29, adopted on February 26, 2002. The Parties acknowledge that the City periodically adopts resolutions amending provisions relating to the Processing Fees, and it is further acknowledged that the Processing Fees as established or amended by the most recent City Council action on the subject shall apply herein.
1.12   "Project" shall mean the high-density, mixed-use office, commercial, and residential development and associated amenities, and on-site and off-site improvements to be constructed on the Property, which are contemplated by or embodied within the Existing Approvals, as the same may hereafter be further refined, enhanced or modified pursuant to the provisions of the Additional Development Rules and this Agreement. The conceptual design of the Project is depicted on the Master Site Plan attached as Exhibit

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"B" hereto and the master plan components and design parameters of the Project are described in Exhibit "C" hereto. At present, the Project generally consists of (a) existing commercial/retail buildings, restaurants, and parking structures, and an office building under construction, and (b) additional proposed improvements, including five office towers, retail, restaurants, a hotel, a health club, a night club, a child-care facility, 360 density bonus residential units in high-rise towers, and related facilities and amenities.
1.13   "Property" shall mean that certain real property, on which the Project is to be developed, known originally as Parcel 2 of Final Parcel Map 85-142, consisting of approximately 90 acres of land, and that certain airspace parcel over and above a portion of Parcel l of Final Parcel Map 85-142, as more currently described in Exhibit "A" and depicted on Exhibit "B" hereto.
1.14   "Required Fees" shall mean any requirement of the City for the payment of fees in order to lessen, offset, mitigate or compensate for the impacts of the Project on the environment or other public interests, as set forth in section 4.2.5 below. The Required Fees do not include any Processing Fees as defined in section 1.11 above, nor do they include any Taxes and Assessments as defined in section 1.15 below. For a period of fifteen (15) years from the Effective Date of this Agreement, the City shall not impose any new or additional Required Fees that the City had not approved prior to January 1, 2002, with respect to the Project or the Property, nor shall it increase any of the Required Fees above their current levels to the extent that such increases would otherwise apply to the Project or the Property, provided, however, that the preceding limitation on the City's imposition of or increase to Required Fees to the Project or the Property shall not apply to additional or increased Required Fees that are imposed by the City on a City-wide basis. Any such Required Fees imposed by the City on a City-wide basis shall be adopted pursuant to resolutions or ordinances of the City. Developers shall be deemed to have paid all IBC Fees _ applicable to the Project or the Property, except for those IBC Fees to be paid pursuant to

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section 5 Public Benefits below, which IBC Fees shall not be increased or decreased during the term of this Agreement.
1.15   "Taxes and Assessments" shall mean and include any general taxes imposed for general governmental purposes, any special taxes imposed for specific purposes, any levy or charge upon real property for a special benefit conferred upon the real property (including any special assessment, benefit assessment, maintenance assessment, or special assessment tax), and any assessments on businesses to fund property-related improvements or activities. For a period of fifteen (15) years from the Effective Date of this Agreement, the City shall not levy or impose any new or additional Taxes and Assessments that the City had not approved prior to January 1, 2002, with respect to any portion or business component of the Project or the Property, nor shall it increase any of the Taxes or Assessments above their current levels to the extent that such increases would otherwise apply to the Project or the Property, provided, however, that the preceding limitation on the City's imposition of Taxes and Assessments to the Project or the Property shall not apply to additional or increased Taxes and Assessments that are levied or imposed by the City on a City-wide basis. Any such Taxes and Assessments levied or imposed by the City on a City-wide basis shall be adopted pursuant to resolutions or ordinances of the City.
1.16   "Uniform Construction Codes" shall mean the 1998 California Building Codes (Vols. 1, 2, and 3), the 1998 California Electric Code, the 1998 California Plumbing Code, the 1998 California Mechanical Code, the 1997 Uniform Solar Energy Code, the 1997 Uniform Swimming Pool, Spa and Hot Tub Code, the 1997 Uniform Housing Code, the Uniform Administrative Code, 1997 Edition, and the 1998 California Fire Code (including amendments thereto by the Orange County Fire Authority), as modified and amended by official action of the City, and any modifications or amendments to any such Code adopted in the future by the City, for general application throughout the City.

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                  1.17   Additional Defined Terms. To the extent that any capitalized terms contained in this Agreement are not defined above, such terms shall have the meaning otherwise ascribed to them in this Agreement.
            2.    Term.    This Agreement shall commence on the Effective Date and shall terminate on the twenty (20) year anniversary date of the Effective Date, unless sooner terminated or extended as hereinafter provided.
            3.    Vested Right to Develop the Property and to Complete the Project. Subject to the terms and conditions of this Agreement, Developers shall have a vested right to proceed with the development of the Property, and to carry out and complete the entire Project, in substantial compliance with the Applicable Land Use Regulations, the Existing Approvals, and the Additional Development Rules which, when taken together as a whole, shall govern the overall design, development, and construction of the Project and all on-site and off-site improvements and appurtenances in connection therewith.
            4.    Specific Criteria Applicable to Development of the Project.
            4.1   Applicable Rules, Regulations, and Approvals. The Applicable Land Use Regulations, the Existing Approvals, and the Additional Development Rules shall govern the development of the Project and the granting or withholding of all subsequent permits or approvals required hereunder to complete the Project; provided, however, that (a) Developers shall be subject to all changes in any Processing Fees applicable to the Project or the Property, provided that such Processing Fees are of general application throughout the City, are not imposed solely with respect to the Project or the Property, and do not constitute an unauthorized Exaction, (b) Developers shall abide by the Uniform Construction Codes current at the time of application for such subsequent permits or approvals, and (c) the City may, in subsequent actions applicable to the Project or the Property and consistent with the provisions of section 65866 of the Government Code, apply new rules, regulations, and policies which are not inconsistent or in conflict with the Applicable Land Use Regulations, the Existing Approvals, the Additional Development Rules, or the intent or purpose or any of the terms, standards, or conditions of this Agreement, and which do not materially interfere with the development of the Property and the Project for the uses and to the height, density, intensity and timing as provided for in this Agreement.

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                4.2   Specification of Additional Development Rules. Pursuant to section 65865.2 of the Government Code, and in order to supplement and clarify the rules, regulations, policies, and standards embodied in the Applicable Land Use Regulations and the Existing Approvals, the Parties wish to specify a number of additional conditions, terms, restrictions, and requirements to govern subsequent ministerial and discretionary actions relating to the development of the Project (collectively referred to herein as the "Additional Development Rules"). For purposes of this Agreement, the Additional Development Rules shall consist of the following:
                4.2.1   Permitted Uses, Densities, Heights, Etc. Except as otherwise provided under the terms and conditions of this Agreement, the rules, regulations and requirements with respect to permitted uses of the Property, the density and intensity of use, the maximum height and size of proposed buildings, the provisions for reservation or dedication of land for public purposes, and the design, improvement and construction standards and specifications applicable to the development of the Project shall be those contained in the Applicable Land Use Regulations, the Existing Approvals, and the Additional Development Rules.
4.2.2   Timing of Development. The Parties acknowledge that Developers cannot at this time predict the time, the rate, or the order in which the various phases or components of the Project will be developed. Such decisions depend upon numerous factors which are not within the control of Developers, such as market orientation and demand, interest rates, absorption, competition, and similar factors. Subject to the terms and conditions of this Agreement, Developers shall have the right to develop the Property, and to complete the Project, at such rate, at such times, and in such order as Developers deem appropriate based on their subjective business judgment. Nothing in this section 4.2.2 is intended to, nor shall, alter or affect any durational limits of any permits heretofore or hereafter issued to Developers.

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                        4.2.3   Building Permits and Other Approvals and Permits. Subject to (a) Developers' compliance with this Agreement, the Applicable Land Use Regulations, the Existing Approvals, and the Additional Development Rules, and (b) payment of applicable Processing Fees, subject to any rights Developers may have to protest any such Fees, City shall, during the term hereof, issue to Developers, upon application therefor, all necessary building permits, certificates of occupancy, or other required permits for the construction, use, and occupancy of all or any portion of the Project or the Property.
4.2.4   Procedures; Limitations on Exactions. The standards for granting or withholding permits or approvals required in connection with the development of the Project shall be governed by the Applicable Land Use Ordinances, the Existing Approvals, and the Additional Development Rules, but the procedures for reviewing, checking, or inspecting applications for such permits or approvals (including Processing Fees) shall be governed by such ordinances and regulations as may then be applicable; provided, however, that the City shall not, except as otherwise provided in sections 1.14, 1.15, 4.2.5, 4.2.6, or 5 of this Agreement, impose any further Exactions on the Property or the Project other than those expressly authorized by the Existing Approvals.
4.2.5   Required Fees; Exemption Period. For a period of fifteen (15) years from the Effective Date of this Agreement (the "Exemption Period"), the City shall impose no new or increased Required Fees on the Project or the Property other than new or increased Required Fees that the City imposes on a City-wide basis as provided in section 1.14, and the only Required Fees that Developers (or their Mortgages or Assignees) shall be obligated to pay during the Exemption Period in connection with the Project or the Property shall be the following fees and charges:

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                                (a)    IBC Fees for the 360 density bonus residential units covered by the Density Bonus CUP, as more particularly described in section 5 Public Benefits below;
                                (b)    Systems development charges as required by City Ordinance No. 81-10, except that no such charges shall be imposed on any parking structures constructed on the Property;
                                (c)    Transportation corridor fees;
                                (d)    Orange County Sanitation District connection fees;
                                (e)    School facilities fees (Santa Ana Unified School District and Irvine Unified School District); and
                                (f)    Park fees as required by City Subdivision Code section V.F-1004, except that the method for calculating such fees shall be as set forth in section 4.2.14 below.

By agreeing to pay the Required Fees to the City, Developers shall not be deemed to waive or relinquish any rights or defenses they may have to challenge or dispute the amount, propriety, or legality of any such Required Fees, except for the IBC Fees to be paid pursuant to section 5 Public Benefits below.
  4.2.6   Taxes and Assessments. During the 15-year Exemption Period, the City shall impose no new or increased Taxes and Assessments on any portion or business component of the Project or the Property other than new or increased Taxes and Assessments that the City imposes on a City-wide basis as provided in section 1.15, and, subject to the foregoing, the only Taxes and Assessments that Developers (or their Mortgagees or Assignees) shall be obligated to pay during the Exemption Period in connection with the Project or the Property shall be those Taxes and Assessments which were in effect and were applicable to the Project or Property as of January 1, 2002. By agreeing to pay Taxes and Assessments to the City, Developers shall not be deemed to waive or relinquish any rights or defenses they may have to challenge or dispute the amount, propriety, or legality of any such Taxes and Assessments.

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                        4.2.7   Transfer of Development Rights to Other IBC Sites. Developers shall continue to be allowed to transfer their development rights (points) to other sites within the IBC as previously provided under section V.E-736.9 of the 1989 Zoning Code; however, the TDR procedures set forth in section 9-36-17 of the Existing Zoning Code shall govern any such future transfers. As a precondition to any future transfers to other sites within the IBC, Developers shall be required to convert into "p.m. office trips" whatever "points" they propose to transfer off-site, using the conversion rate of 2,173 points for every p.m. office trip transferred. In connection with any such transfers, the receiving site shall add a.m. office trips and office average daily trips ("ADT") based on the trip rates which are set forth in Exhibit "F" hereto and are incorporated herein.
4.2.8   Amendment of Condition 4 of Density Bonus CUP. Subject to the terms and conditions of this Agreement, Developers shall have a vested right to develop 360 density bonus residential units in high-rise towers to be situated in the general locations shown on the Master Site Plan (i.e., on Parcel 1 of Parcel Map 2000-202 and on a portion of Parcel 1 of Lot Line Adjustment 45280-LL). Concurrently with the processing and approval of this Agreement, Developers shall process an amendment to the Density Bonus CUP before the City's Planning Commission to amend Condition No. 4 on page 7 of Planning Commission Resolution No. 91-1584 (the "Condition No. 4 Amendment") to delete the existing text and to provide, as substitute language, that, prior to submitting applications for the issuance of any precise grading permits or building permits, Developers shall submit a pre-application including the following:
    (a)   Site plans showing building locations on Parcel 1 of Parcel Map 2000-202 and on a portion of Parcel 1 of Lot Line Adjustment 45280-LL, parking area, refuse collection areas, loading and service areas, bicycle and pedestrian circulation within the residential site;

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                                (b)    Landscape plans showing landscape theme and location of all landscaped areas within the residential site;
                                (c)    Building elevations for each high-rise tower showing building height, exterior materials, and architectural themes of high-rise residential building; and
                                (d)    Park design.
Developers acknowledge that the City has not made any representation, promise or warranty, and cannot make any representation, promise or warranty, regarding what action the City's Planning Commission may take with respect to the Condition No. 4 Amendment. Developers further acknowledge that with respect to the Condition No. 4 Amendment, the City's Planning Commission must hold a noticed public hearing and comply with applicable laws and ordinances, including the California Environmental Quality Act ("CEQA"). Developers further acknowledge that any action of the City's Planning Commission with respect to the Condition No. 4 Amendment may be appealed to the City Council; and Developers acknowledge that the City has not made any representation, promise or warranty, and cannot make any representation, promise or warranty, regarding what action the City Council may take with respect to such appeal.
                4.2.9   Amendment of Condition 43 of Density Bonus CUP. Concurrently with the amendment referred to in paragraph 4.2.8 above, Developers shall process an amendment to the Density Bonus CUP before the City's Planning Commission to amend Condition 43 on page 18 of Planning Commission Resolution No. 91-1584 (the "Condition No. 43 Amendment") to delete the existing text and to provide, as substitute language, that, prior to the issuance of new building permits for the construction of any residential units on the Property, Developers shall provide the City with a shelter-in place plan consisting of the following elements: (a) a building-wide tenant emergency notification system; (b) a building-wide air handler shut-off; and (c) on-site security. Developers acknowledge that the City has not made any representation, promise or warranty, and cannot make any representation, promise or warranty, regarding what action the City's Planning Commission may take with respect to the Condition No. 43 Amendment. Developers further acknowledge that with respect to the Condition No. 43 Amendment, the City's Planning Commission must hold a noticed public hearing and comply with applicable laws and ordinances, including CEQA. Developers further acknowledge that any action of the City's Planning Commission with respect to the Condition No. 43 Amendment may be appealed to the City Council; and Developers acknowledge that the City has not made any representation, promise or warranty, and cannot make any representation, promise or warranty, regarding what action the City Council may take with respect to such appeal.

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                        4.2.10   Continuing Permitted Uses for Property. The Parties agree that, since the following uses were permitted uses under section V.E-736.2 of the 1989 Zoning Code applicable to the Vesting Map, they shall continue to be permitted uses governing the development of the Project and Property: (1) Bar, Tavern, Cocktail Lounge; (2) Car Wash; (3) Conference/Convention Facility; (4) Department Store; (5) Financial Institution; (6) Home Occupation; (7) Hotel/Motel; (8) Parking Structure; and (9) Restaurant. In addition, Residential Attached shall be a conditionally permitted use for the Project and the Property which may be processed as a modification to the Master CUP in accordance with the procedures set forth in Chapter 2-19 of the Existing Zoning Code.
                        4.2.11   Clarification of Minor Modification Procedures. Developers and the City desire to retain a certain degree of flexibility with respect to the development of the Project. City acknowledges the conceptual nature of the Density Bonus CUP and the Master CUP which identify general locations for buildings, but do not provide elevations or dimensional building plans. As a result, Developers shall have the discretion, in response to market conditions, to apply for modifications to the size, shape, design, use, and location of various land uses and other improvements to be developed on the Property, and the determination as to whether such modifications shall be deemed to be "major" or "minor" modifications shall be made by the City in accordance with the procedures set forth in Chapter 2-19 of the Existing Zoning Code. Notwithstanding the provisions of Chapter 2-19 or any other provisions of the Existing Zoning Code, the "Point" System, as opposed to the "trip budget" system, shall remain the applicable standard for determining the maximum limits on intensity of development permitted for the Project and the Property.

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                        4.2.12   Clarification of "Site" Definition. For the purpose of applying the definition of "site" to the Project, setback requirements from property lines shall not apply to the property line surrounding the individual building sites to be developed at the Property.
                        4.2.13   Clarification of Building Setback - Street. For the purpose of applying the definition of "Building Setback - Street" to the Project, the Street Setback shall be 30 feet measured from the ultimate face of curb for Jamboree Road, Michelson Drive, and I-405 Freeway.
                        4.2.14   Method for Calculating Park Fees. All park fees and park fee credits assessed on the Project for any residential units for park land dedication or in lieu fees shall be based on a land cost of $415,000 per acre and a population per dwelling unit of 1.5 person/unit and park credit amounts as determined for the Project under the Master CUP.
4.2.15   Future Applications for Land Use Approvals. In connection with any approvals which the City has granted or has the right to make under this Agreement relating to the Project, the City shall exercise its discretion consistent with the terms and conditions of this Agreement. Subject to review for completeness, the City shall accept for processing and shall timely review and act on all applications for further land use entitlement approvals with respect to the Project which are called for, required under, or submitted subsequent to this Agreement.
4.2.16   Future Discretionary Reviews. The City shall retain reasonable discretionary powers in reviewing and approving non-ministerial applications to develop the Property which have not been submitted or granted as of the Effective Date of this Agreement, provided that such reviews and approvals are conducted and applied by the City in a manner that is consistent with this Agreement, the Applicable Land Use Regulations, the Existing Approvals, and the Additional Development Rules, and provided further that any such future discretionary reviews or approvals do not conflict with the development of the Project or the land uses, densities or intensities of use, or other matters permitted by this Agreement unless Developers, in their sole discretion and without any obligation to do so, consent to such conflicting reviews or approvals, in which case no amendment of this Agreement would be required. The City shall not impose any conditions or Exactions in connection with any future discretionary reviews or approvals which are inconsistent with or conflict with this Agreement, the Applicable Land Use Regulations, the Existing Approvals, or the Additional Development Rules, or which materially interfere with the development of the Project.

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4.2.17   Subsequent Actions and Approvals. In accordance with the provisions of section 65866 of the Government Code, nothing in this Agreement shall prevent the City, in subsequent actions applicable to the development of the Project, from applying new rules, regulations and policies which do not conflict with those rules, regulations and policies set forth in the Applicable Land Use Regulations, the Existing Approvals, the Additional Development Rules, or this Agreement. However, the City shall not, without the consent of Developers, which consent may be given or withheld in Developers' sole discretion, take any of the following actions: (a) reduce the net IBC development points presently allocated to the Project, (b) modify the permitted uses for the Project or reduce the density or intensity of all or part of the Project, (c) require any reduction in the square footage or total number of proposed improvements allowed for the Project under the Applicable Land Use Regulations and the Existing Approvals, or (d) attempt to regulate the timing, rate, or phasing of development to be undertaken in connection with the Project. This list of prohibited actions is not intended to be exhaustive, but merely illustrative, of the type of actions that would conflict with this Agreement, the Applicable Land Use Regulations, the Existing Approvals, or the Additional Development Rules.

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                        4.2.18   Subsequent Environmental Review. Consistent with the provisions of section 21166 of the Public Resources Code, no subsequent or supplemental environmental impact report shall be required by the City for subsequent discretionary approvals implementing the Project unless (a) substantial changes are proposed in the Project which will require major revisions of the environmental impact reports relied upon for the approval of this Agreement; (b) substantial changes occur with respect to the circumstances under which the Project will be undertaken which would require major revisions in those environmental impact reports; or (c) new information, which was not known and could not have been known at the time that the environmental impact reports were certified as complete, becomes available. The Parties acknowledge and agree that "new information" does not mean the discovery that probabilities described in environmental documents prepared in connection with the approval of this Agreement or in connection with the issuance of the Existing Approvals are becoming or have become realities, but, instead, that the Project will have significant environmental impacts not previously discussed and the significant quantitative and qualitative extent of those impacts was not considered as part of that analysis in the environmental analysis associated with the approval of this Agreement or the issuance of the Existing Approvals.
                        4.2.19   State and Federal Laws. In the event that state or federal laws or regulations, enacted or applied after the Effective Date of this Agreement, prevent or preclude compliance with one or more of the provisions of this Agreement, such provisions of this Agreement shall be modified or suspended as may be necessary to comply with such state or federal laws or regulations and to comply with any City ordinance, resolution or regulation mandated or required by changes in state or federal laws, regulations or decisions; provided, however, that this Agreement shall remain in full force and effect to the extent it is not inconsistent with such laws or regulations and to the extent such laws or regulations do not render such remaining provisions impractical or impossible to enforce. The procedures to be used in the event of any modification of this Agreement pursuant to this section 4.2.19 shall be the following:

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                                (a)   Notice and Copies. In the event that: (i) existing state or federal laws, regulations or decisions, or (ii) such laws, regulations or decisions which are enacted or adjudicated after the Effective Date, or (iii) the action or inaction of any other affected governmental jurisdiction, prevents or precludes compliance with any provision of this Agreement or requires changes in the Applicable Land Use Regulations, the Existing Approvals, the Additional Development Rules, or other programs or actions of the City, each Party with knowledge of the same shall provide the other Party with: (1) written notice of such state or federal restriction; (2) a copy of such law, regulation or decision; and (3) a statement of the perceived conflict with the provisions of this Agreement, the Applicable Land Use Regulations, the Existing Approvals, the Additional Development Rules, or other programs or actions and of the proposed course of action of the Party giving the notice to modify or suspend this Agreement, the Applicable Land Use Regulations, the Existing Approvals, the Additional Development Rules, or other programs or actions as may be necessary to comply with such state or federal laws, regulations, and decisions.
                                (b)    Modification Conference. The Parties shall, within thirty (30) days of notice pursuant to paragraph (a) of this section 4.2.19, meet and confer in good faith in a reasonable attempt to modify this Agreement, the Applicable Land Use Regulations, the Existing Approvals, the Additional Development Rules, or other programs or actions if and as necessary to comply with such federal or state law, regulation or decision.
                                (c)    Council Hearings. In the event that the Parties are unable to reach agreement on the effect of such federal or state law, regulation or decision upon this Agreement, the Applicable Land Use Regulations, the Existing Approvals, the Additional Development Rules, or other programs or actions, the matter shall be scheduled for a public hearing before the Irvine City Council. Ten (10) days' written notice of such hearing shall be given, pursuant to Government Code section 65867. At such hearing, the Irvine City Council shall determine the exact modification or suspension necessitated by such federal or state law or regulation. Developers, at the hearing, shall have the right to offer oral and written testimony. Any modification or suspension shall be no more than is necessary for the Agreement to comply with the newly enacted state or federal regulation and shall be taken by the affirmative vote of not less than a majority (three (3) members) of the Irvine City Council. In the event of such modification or suspension pursuant to this section 4.2.19, this Agreement shall remain in full force and effect to the extent that performance of the remaining provisions would not materially adversely affect the economic feasibility of the Project. If as a result of modification or suspension pursuant to this section 4.2.19, the performance of the remaining provisions would materially adversely affect the economic feasibility of the Project, as determined by Developers, this Agreement may be terminated by Developers upon sixty (60) days' prior written notice to the City.

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                        4.2.20   Later-Enacted Regulations. In the event that, after the Effective Date of this Agreement, the City adopts new rules, regulations, or policies that would have general application to all properties and projects within the IBC, but would otherwise be in conflict with or inconsistent with the Applicable Land Use Regulations, the Existing Approvals, or the Additional Development Rules, Developers may nevertheless elect to become subject to such new rules, regulations, or policies, by providing written notification to the City. Such written notification to the City shall be deemed to make such new rules, regulations or policies a part of the Additional Development Rules.

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                4.3   Superseding Effect of Additional Development Rules.  In the event that any existing or future terms or conditions of any of the Additional Development Rules are deemed by the City to be inconsistent with or in conflict with any of the terms or conditions of any of the Applicable Land Use Regulations or the Existing Approvals, then the Additional Development Rules shall be deemed to supersede and take precedence over any such Applicable Land Use Regulations or Existing Approvals with which they are deemed to be in conflict.
        5.   Public Benefits. At the time of issuance of building permits for the density bonus residential units covered by the Density Bonus CUP, Developers shall pay IBC Fees to the City in the amount $3,734.00 for each residential unit for which a building permit is issued. If building permits are ultimately obtained for all 360 density bonus residential units covered by the Density Bonus CUP, Developers' total payment to the City shall be $1,344,240.00 in additional IBC Fees for such residential units. The provisions of this section 5 regarding Developers' obligation to pay IBC Fees to the City in the amount of $3,734.00 for each Density Bonus CUP residential unit for which a building permit is issued shall survive the expiration or earlier termination of this Agreement, unless such termination occurs pursuant to sections 4.2.19(c), 6.3.2, or 8.3 of this Agreement. However, a termination of this Development Agreement under sections 4.2.19(c), 6.3.2, or 8.3 shall not, in any subsequent dispute between the Parties regarding the payment of IBC Fees for the residential units covered by the Density Bonus CUP, create any presumption regarding the existence or non-existence of any obligation on the part of Developers to pay such IBC Fees for such residential units.
        6.   Binding Effect of Agreement.
                6.1   City Bound By Agreement.  This Agreement shall be binding upon the City and all of its decision-making bodies, commissions, agencies, committees, and authorities, as well as its populace, in accordance with and subject to the terms and conditions herein, notwithstanding any subsequent action of the City, whether taken by ordinance, resolution, initiative, or otherwise; and the City acknowledges that, by executing this Agreement and relying thereon, the Developers have obtained a vested right to require that the Applicable Land Use Regulations, the Existing Approvals, and the Additional Development Rules shall govern the development of the Property and shall allow the entire Project to be completed, subject to the terms and conditions of this Agreement. The City further acknowledges that it has entered into this Agreement in order to secure the public benefits conferred upon it hereunder to protect the public health, safety and welfare of the City and its residents, and this Agreement is an essential element in the achievement of those goals.

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                6.2   Enforcement. Unless amended or terminated as provided herein, or modified or suspended pursuant to Government Code section 65869.5, this Agreement shall be enforceable by any of the Parties, notwithstanding any change in any applicable general or specific plan, zoning, subdivision or building regulation or other applicable ordinance or regulation adopted by the City (or by the voters of the City unless found by a court of competent and prevailing jurisdiction to prevail over this Agreement) which alters or amends the Applicable Land Use Regulations, the Existing Approvals, or the Additional Development Rules, including the timing of the development of the Project.
                6.3    Initiative or Other Voter-Approved Measures.
                      6.3.1   Notwithstanding the provisions of section 8.1 below, Developers, in their discretion, shall be allowed, by means of an arbitration initiated pursuant to section 8 below or by means of a mandamus action filed in the Orange County Superior Court, to challenge the legality or applicability of, or to otherwise seek to set aside, a proposed or enacted initiative, ordinance, moratorium, limitation, or other voter-approved measure (collectively "Measure") that purports to invalidate or prevail over, or is otherwise claimed by Developers to be unlawful or in conflict with all or any portion of this Agreement. Such challenge may be brought either as a pre-election challenge prior to the vote on such proposed Measure, or as a post-election challenge following the passage of such Measure. In the event that either a Final Determination (as defined in section 8.2 (iii) below) issued by a neutral arbitrator or a writ of mandate issued by a court of law upholds the challenge by Developers, invalidates the Measure, or in any way results in a determination that the Project, the Property, or Developers are not subject to such Measure, then, unless the provisions of section 8.3 are satisfied, Developers shall have no right to seek any monetary damages against the City by reason of the Measure.

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                    6.3.2   Should the Measure be determined by an arbitrator or court of law to invalidate or prevail over all or any part of this Agreement, and, as a result thereof, Developers are prevented from, or are otherwise unable to continue developing the Property and completing the Project in accordance with the terms of this Agreement, including, but not limited to, the timing provisions of section 4.2.2, then (a) Developers shall be entitled, in their sole discretion and with thirty (30) days' written notice to the City, to terminate this Agreement upon their determining, in their sole discretion, that the economic feasibility of the Project and the continued viability of this Agreement have been adversely affected to a material degree and (b) the provisions of section 5 above to pay IBC Fees for the residential units covered by the Density Bonus CUP shall be deemed to have been deleted from this Agreement and shall be of no further force or effect with respect to any Density Bonus CUP residential units for which building permits are applied for thereafter; provided, however, that in any subsequent dispute between the City and Developers regarding the payment of IBC Fees for the residential units covered by the Density Bonus CUP, the deletion of section 5 of this Agreement shall not create any presumption regarding the existence or non-existence of any obligation on the part of Developers to pay such IBC Fees for such residential units. A termination of this Agreement pursuant to this section 6.3.1 shall not, in any subsequent dispute between the Parties regarding the payment of IBC Fees for the residential units covered by the Density Bonus CUP, create any presumption regarding the existence or non-existence of any obligation on the part of Developers to pay such IBC Fees for such residential units.

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                  6.4   Appeal. Nothing in this Agreement shall be deemed to limit Developers' right to appeal any such determination that such initiative, ordinance, moratorium, limitation or other measure invalidates or prevails over all or any part of this Agreement.
            7.    Annual Review. As required by section 65865.1 of the Government Code, City shall conduct reviews of this Agreement at least once every twelve (12) month period from the Effective Date. Such annual reviews shall be held for the limited purpose of allowing Developers to demonstrate, as and when applicable, their good faith compliance with their obligations under section 5 of this Agreement. City shall notify Developers in writing of each date of review at least thirty (30) days prior thereto.
            8.    Arbitration: Damages.
8.1   During the period of time that this Agreement remains in effect and is not otherwise terminated in accordance with its terms, and except for the mandamus action authorized by section 6.3.1, any controversies, disputes, or claims of whatever nature (collectively, the "Dispute") arising out of, based upon, or relating to (a) the interpretation, enforcement, performance, or breach of any of the provisions of this Agreement, or (b) the respective rights or duties of any the Parties under the Existing Approvals, the Applicable Land Use Regulations, or the Additional Development Rules, shall be resolved solely and exclusively by final and binding arbitration conducted in accordance with the procedures set forth below.
8.2   Arbitration shall be commenced by a Party giving written notice of arbitration to the other Party or Parties to the Dispute. No later than thirty (30) days after such notice of arbitration is given, all Parties to the Dispute shall submit to final and binding arbitration of the Dispute in Orange County, California, before a retired judge from the panel of jurists at the Orange County, California office of the Judicial Arbitration & Mediation Services, Inc. ("JAMS") in accordance with (a) the California Arbitration Act ("Act") Code of Civil Procedure, sections 1280 et seq., (as the Act may exist at the time of signing this Agreement), except as such statutory provisions may be modified hereinbelow in which case such modifications shall govern and (b) the JAMS Comprehensive Arbitration Rules & Procedures in effect at JAMS at the time of the demand for arbitration, except as such Rules may be modified by the following provisions:

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                            (i)    the notice of arbitration shall include a short statement of the factual basis of the Dispute and shall specify the respective claims of each Party to the arbitration;
                            (ii)    Except for the award of any monetary damages which shall be prohibited in the arbitration, the neutral arbitrator shall have the power and authority to award any equitable, provisional, or extraordinary relief or remedy that the Orange County Superior Court could order or grant, including, without limitation, specific performance of any duty or obligation arising under the Agreement, the issuance of any temporary, preliminary, or permanent injunctive relief, or the issuance of any extraordinary relief, such as a writ of mandate;
                            (iii)    the neutral arbitrator shall conduct the arbitration in such a manner that a final award or determination (the "Final Determination"), which shall not include any monetary damages, is made or rendered as soon as is reasonably practicable, but in no event later than ninety (90) days after service of the notice of arbitration or twenty (20) days after the conclusion of the arbitration hearing, whichever is earlier in time. In rendering the Final Determination, the arbitrator shall set forth in writing the reasons for the decision. The Final Determination, shall be final and binding upon the Parties to the arbitration without appeal or review except as permitted by the Act. Any Party to the arbitration may apply to the Orange County Superior Court for entry and enforcement of judgment based on the Final Determination;
                            (iv)    The prevailing Party or Parties in the arbitration of the Dispute shall be entitled to recover its/their attorney's fees, costs, and expenses which are reasonably incurred from the non-prevailing Party or Parties to the arbitration. In addition, the neutral arbitrator shall award to the prevailing Party or Parties in the arbitration its/their share of (a) the arbitrator's fees and expenses and (b) the administrative fees of the arbitration; and

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                      (v)   Pursuant to section 1283.1 of the Code of Civil Procedure, the provisions of section 1283.05, as well as any further amendments thereto, are hereby made applicable to the arbitration of any Dispute under this Agreement.
                        8.3   In the event that, within thirty (30) days of receipt of notice of Final Determination or within such additional time as the arbitrator may allow upon a showing of good cause, any non-prevailing Party or Parties to the arbitration fail(s) or refuse(s) to comply with any award of relief, or other remedy or ruling, granted in connection with the Final Determination, then such non-compliance shall constitute a material breach of this Agreement. In the event that, within thirty (30) days of receipt of notice of a writ of mandate issued in favor of Developers pursuant to section 6.3.1, or within such additional time as the court may allow upon a showing of good cause, the City fails or refuses to comply with the terms of such writ, such non-compliance shall likewise constitute a material breach of this Agreement. Upon the occurrence of a breach pursuant this section 8.3, a prevailing Party in the arbitration or litigation, as the case may be, may elect, in its sole discretion, to terminate this Agreement as to such breaching Party or Parties and may thereafter file a legal action against such Party or Parties seeking all available legal and equitable remedies, including monetary damages. Until this Agreement expires by its own terms, or is earlier terminated under this section 8.3, the provisions of this section 8.3 shall be the exclusive method by which any Party may file suit against another Party or Parties to this Agreement seeking monetary damages for any claims or liabilities arising under, based upon, or relating to this Agreement, or any of the Existing Approvals, Applicable Land Use Regulations, or Additional Development Rules.

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              9.    Estoppel Certificate. Any of the Parties may, at any time, and from time to time, deliver written notice to another Party requesting such Party to certify in writing that, to the knowledge of the certifying Party, (i) this Agreement is in full force and effect and a binding obligation of the Parties, (ii) this Agreement has not been amended or modified either orally or in writing, or, if so amended or modified, identifying the amendments or modifications, (iii) the requesting Party is not in default in the performance of its obligations under this Agreement, or if in default, to describe therein the nature and extent of any such default, or (iv) any other reasonable information requested. A Party receiving a request hereunder shall execute and return such certificate within thirty (30) days following the receipt thereof The City's Director of Community Development shall have the right to execute any certificate requested by Developers hereunder.
              10.    Encumbrances and Mortgage Protection.
              10.1   Discretion to Encumber. This Agreement shall notprevent or limit Developers, in any manner, at Developers' sole discretion, from encumbering the Property or any portion of the Property, or any improvement on the Property, by any mortgage, deed of trust, UCC Financing Statement or fixture filing or other security device securing the placement or replacement of financing with respect to the Property or its development.
              10.2   Mortgagee Rights and Obligations.
                  10.2.1 Subordination. The lien of any existing or future deeds of trust recorded against all or any part of the Property shall be superior and senior to any lien created by this Agreement on the recordation thereof. At the request of any lender whose loan will be secured by a deed of trust on all or any part of the Property, the City shall execute a subordination agreement, subordinating its interest hereunder to the lien of such deed of trust, which subordination agreement shall be subject to the reasonable approval of the City. Notwithstanding the foregoing: (i) at the option of the Mortgagee any foreclosure of any such deed of trust shall not serve to extinguish or terminate this Agreement, provided that in no event shall any dedications or conveyances (or offers of dedication or conveyance) made by Developers to the City be affected or reversed and, provided further, that any IBC Fees then owing to the City under section 5 above shall be paid to the City and any future IBC Fees required under section 5 shall continue to be paid in a timely manner; and (ii) the lien of any bond, tax or assessment shall be superior to the lien of any deed of trust and this Agreement.

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                          10.2.2     No Impairment of Lien. Neither entering into this Agreement nor a breach of this Agreement shall defeat, render invalid, diminish or impair the lien of any existing or future mortgagee or deed of trust on the Property made in good faith and for value.
                          10.2.3     Election to Assume Obligations. Except as provided to the contrary in this Agreement, no Mortgagee (a) shall have an obligation or duty under this Agreement to perform the obligations of Developers or other affirmative covenants of Developers hereunder, or to guarantee such performance, (b) shall be liable for any default or monetary obligation or duty under this Agreement to perform the obligations of Developers or other affirmative covenants of Developers hereunder, or to guarantee such performance, or (c) shall be liable for any default or monetary obligations of Developers arising prior to acquisition of title to all or a portion of the Property by such Mortgagee. Notwithstanding the foregoing, however, if a Mortgagee acquires a portion of the Property through foreclosure or otherwise and elects to develop, in accordance with the Existing Approvals and the provisions of this Agreement, that portion of the Property acquired by the Mortgagee, then the Mortgagee shall be required to assume and perform the obligations or other affirmative covenants of Developers under this Agreement. Any termination of this Agreement which may occur as a result of a breach or default on the part of a Mortgagee shall be limited to that Mortgagee only and to that portion of the Property acquired by such Mortgagee, and shall not cause the Agreement to be terminated as to any other portion of the Property or as to any of the Developers (or their successors or assigns) that continue to hold rights or interests in the Property.

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                        10.2.4     Request to Modify. The City acknowledges that the lenders providing financing for the Project may require certain modifications to this Agreement and the City agrees, upon request from time to time, to meet with Developers or representatives of such lenders to negotiate in good faith any such requirement for modification. To the extent that Irvine City Council action is required in order to lawfully adopt the requested modification to this Agreement, the Irvine City Council shall promptly and reasonably consider the request, without imposing any additional conditions, dedications, or Exactions on Developers so long as such requested modification(s) do(es) not materially affect the terms of this Agreement.
                  11.    Assignment. Developers shall have the right to sell, transfer, or assign the Property in whole or in part to any person, partnership, joint venture, corporation, or other entity at any time during the term of this Agreement, provided, however, that any such assignment shall include the assignment and assumption of the rights, duties, and obligations arising under or from this Agreement.
                  12.    Successors and Assigns.
      12.1   As provided in Section 65868.5 of the Government Code, and except as otherwise provided in this Agreement, all of the terms, provisions, covenants and obligations contained in this Agreement shall be binding upon the Parties and their respective heirs, successors and assigns, and all other persons or entities acquiring all or any portion of the Property, or any interest therein, whether by operation of law or in any manner whatsoever.
      12.2   In the event that a successor, assign, or transferee (collectively, "Assignee") of any of the Developers seeks to develop, in accordance with the Existing Approvals and the provisions of this Agreement, that portion of the Property acquired by such Assignee, then such Assignee shall be required to perform the obligations or other affirmative covenants of Developers under this Agreement and, in that event, any failure of such Assignee to perform or comply with such obligations or covenants shall be subject to the default provisions set forth in sections 8.1 and 8.2 above. Any termination of the Agreement which may occur as a result of a default on the part of an Assignee of any of the Developers shall be limited to that Assignee only and to that portion of the Property acquired by such Assignee and shall not cause the Agreement to be terminated as to any other portion of the Property or as to any of the Developers (or their successors or assigns) that continue to hold rights or interests in the Property.

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                      12.3   Notwithstanding any provisions of this Agreement to the contrary, but subject to section 12.4 below, the burdens, obligations, and duties of this Agreement shall terminate as to any lot, residential dwelling unit, or office, commercial, industrial or other nonresidential space (a "Constructed Parcel") which has been finally constructed and individually (and not in "bulk") leased or sold to the purchaser or user thereof, and for which the City has issued an occupancy permit or notice of completion of construction; and thereupon and without the execution or recordation of any further document or instrument, such Constructed Parcel shall be released from and no longer be subject to or burdened by the provisions of this Agreement, provided, however, that the benefits of this Agreement shall continue to run as to any such Constructed Parcel until a building is constructed on such Constructed Parcel and a final certificate of occupancy or notice of completion of construction is issued for such building at which time this Agreement shall terminate as to such Constructed Parcel.
      12.4   Notwithstanding the provisions of section 12.3, in the event that, during the term of this Agreement, any entity in which Crow Development has a direct or indirect ownership interest acquires or holds title to any Constructed Parcel as to which this Agreement has been terminated under section 12.3, then, upon the written consent of Crow Development, which consent may be given or withheld in Crow Development's sole discretion, the benefits and burdens of this Agreement, and all provisions hereof, shall once again be applicable to such Parcel and it shall again be considered part of the Property subject to this Agreement.

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                  13.   Notices. Any and all notices, demands or other communications ("Notices") required or desired to be given hereunder by any Party or to any mortgagee shall be in writing and shall be validly given or made by any of the following methods: (i) by personal delivery; (ii) by facsimile transmission if also concurrently deposited for delivery by United States mail in the manner described in subparagraph (iii); (iii) by deposit in the United States mail, certified or registered, postage prepaid; or (iv) by delivery by a same-day or overnight courier (e.g. Federal Express, Overnight Express, etc.). Notices delivered personally or by courier shall be conclusively deemed made at the time of such personal delivery or refusal to accept delivery. Notice served by facsimile transmission shall conclusively be deemed to have been made as of the earlier of (a) the first business day following the date of transmission to the facsimile number, if any, set forth below, so long as the sender has reasonable confirmation of the receipt by the receiving facsimile machine of the facsimile transmission; or (b) the effective date of receipt of the concurrently mailed copy of the Notice. Notices delivered by mail shall conclusively be deemed delivered three (3) business days after the deposit thereof in the United States mail addressed to the party to whom such Notice is to be given. Any Party hereto may change its address or facsimile number for the purpose of receiving Notices as herein provided by a written notice given in the manner aforesaid to the other Party or Parties hereto. Notices shall be directed as follows:

                  If to City:               City of Irvine
                                  One Civic Center Plaza
                                  P.O. Box 19575
                                  Irvine, California 92623-9575
                                  Attention: Director of Community Development
                                  FAX: (949) 724-6440

                  If to Developers:      Crow Winthrop Development Limited Partnership
                                  Shops at Park Place LLC
                                  3121 Michelson Drive LLC
                                  3161 Michelson Drive LLC
                                  Park Place Parking Company LLC
                                  Park Place Hotel Company LLC
                                  Park Place Residential Highrise I LLC
                                  Park Place Development LLC
                                  c/o Crow Winthrop Development Limited Partnership
                                  3311 Michelson Drive
                                  Irvine, California 92612
                                  FAX: (949) 553-1154

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                  With a copy to:   Rus, Miliband & Smith
  A Professional Corporation
  2600 Michelson Drive, Suite 700
  Irvine, California 92612
  Attention: Joel S. Miliband
  FAX: (949) 252-1514

                  To a Mortgagee:   To the address set forth in such Mortgagee's request for notification provision to Section 10.2 above

                  14.   Additional Provisions.

                      14.1   Relationship of Parties. The Parties understand and agree that the Project is a private development, that none of the Parties is acting as the agent of the other Parties in any respect hereunder, and that each Party is an independent contractor. The Parties further understand and agree that none of the terms or provisions of this Agreement is intended to, nor shall, be deemed to create a partnership, joint venture, or joint enterprise between or among the Parties.
                      14.2     Modification or Amendment. This Agreement may be amended from time to time by mutual written consent of the City and all of the Developers then still in existence. No amendment of this Agreement shall be valid unless in writing and signed by duly authorized representatives of the City and all Developers then still in existence.
                      14.3     No Third-Party Beneficiaries. Except as provided in section 12.1, this Agreement is made and entered into for the sole protection and benefit of the Parties and their successors and assigns. Except as may expressly be provided in this Agreement, no other person or entity shall have any rights or interests based upon any provision of this Agreement and there shall be no third-party beneficiaries under this Agreement.
                      14.4     Not a Public Dedication. Nothing contained herein shall be deemed to be a gift or dedication of the Property, or of the Project, or portion thereof, to the general public, for the general public, or for any public use or purpose whatsoever, it being the intention and understanding of the Parties that this Agreement be strictly limited to and for the purposes herein expressed for the development of the Project as private property. Prior to dedication, Developers shall have the right to prevent or prohibit the use of the Property, or the Project, or any portion thereof, including common areas and building and improvements located thereon, by any person for any purpose inimical to the operation of a private, integrated, mixed-use Project as contemplated by this Agreement.

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                      14.5   Severability. If any term, provision, covenant or condition of this Agreement shall be determined invalid, void or unenforceable by judgment or court order, the remainder of this Agreement shall remain in full force and effect, unless enforcement of this Agreement as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would frustrate the purposes of this Agreement.
                      14.6   Exhibits. The Exhibits listed in the Table of Contents, to which reference is made herein, are deemed incorporated into this Agreement in their entirety by reference thereto.
                      14.7   Entire Agreement. This Agreement and the Exhibits hereto contain all the representations and the entire agreement between the Parties with respect to the subject matter hereof. Except as otherwise specified in this Agreement and the Exhibits hereto, any prior correspondence, memoranda, agreements, warranties or representations are superseded in total by this Agreement and Exhibits hereto.
                      14.8     Governing Law; Venue. This Agreement, and the rights and obligations of the Parties, shall be governed by and interpreted in accordance with the laws of the State of California. The Parties agree that the Superior Court of the County of Orange, Central Justice Center, and the United States District Court for the Central District of California, Santa Ana Division, shall have exclusive jurisdiction over any litigation between the Parties arising out of or relating to this Agreement.
                      14.9     Consistency with Laws in Force. The City finds, based upon all information made available to the City prior to or concurrently with the execution of this Agreement, that there are no rules, regulations, ordinances, statutes, or official policies, of, or applicable to, the City in force as of the date of execution of this Agreement that would prohibit or prevent the execution, effectiveness or enforcement of any terms or conditions of this Agreement.

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                      14.10   Justifiable Reliance. The City acknowledges that in investing money and the planning efforts in the Project, and in commencing construction of the Project, Developers will be relying upon the City's covenants contained in this Agreement and upon the enforceability of this Agreement, and the City agrees that Developers may and will be reasonably and justifiably relying upon the City's covenants contained in this Agreement and the enforceability hereof in so doing.
                      14.11   Consent. Where the consent or approval of the City, or Developers, is required or necessary under this Agreement, the consent or approval shall not be unreasonably withheld, delayed, or conditioned unless otherwise provided herein.
                      14.12   Covenant of Cooperation. The City and Developers shall cooperate and deal with each other in good faith, and assist each other in the performance of the provisions of this Agreement. Subject to their right to protest any such requirements, Developers may from time to time apply for and obtain such other additional permits and approvals as may be required by other governmental or quasi-governmental agencies and utility companies having jurisdiction over the Project in connection with the development of, or provision of services to, the Project. The City shall cooperate with Developers in their efforts to obtain such permits and approvals, and, from time to time at the request of Developers and, at no cost to the City, attempt with due diligence and in good faith enter into binding agreements to assure the availability of such permits and approvals or services, provided such agreements are reasonable and not detrimental to the City.
                      14.13     Nonliability of City Officers and Employees. No official, officer, employee, agent, or representative of the City, acting in his/her official capacity, shall be personally liable to Developers, or any of their respective successors, transferees, assigns, or mortgagees, for any loss, costs, damage, claim, liability, or judgment, in any way arising out of or connected to this Agreement, or any of the Applicable Land Use Regulations, Existing Approvals, or Additional Development Rules, or for any act or omission on the part of the City or such official, officer, employee, agent, or representative with respect to Developers or their respective successors, transferees, assigns or mortgagees.

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                      14.14   Nonliability of Developers' Members, Officers and Employees. No member, officer, director, employee, agent, representative, shareholder, partner, joint venturer, investor, parent or subsidiary corporation or other affiliate of Developers or any of Developers' successors, transferees, assigns, or mortgagees, shall be personally liable to the City, or any successor or assign, for any loss, costs, damage, claim, liability, or judgment, arising out of or connected to this Agreement, or any of the Applicable Land Use Regulations, Existing Approvals, or Additional Development Rules, or any of the Additional Development Rules, or for any act or omission on the part of Developers or any of Developers' successors, transferees, assigns, or mortgagees, or any of their respective members, officers, directors, employees, agents, representatives, shareholders, partners, joint venturers, investors, parents or subsidiary corporations or other affiliates.
                      14.15   Eminent Domain. No provision of this Agreement shall be construed to limit or restrict the exercise by the City of its power of eminent domain.
                      14.16   Termination. Except as otherwise provided above, this Agreement may be terminated only by the mutual written consent of the City and all of the Developers that are then still in existence.
                      14.17   Attorneys' Fees. In the event of any dispute, claim, or litigation based upon, arising out of, or relating to, the breach, enforcement, or interpretation of any of the provisions of this Agreement, the prevailing Party or Parties in such dispute, claim, or litigation shall be entitled to recover its/their attorneys' fees, costs and expenses, which are reasonably incurred, from the non-prevailing Party or Parties.

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  14.18   Waiver. Failure by a Party to insist upon the strict performance of any of the provisions of this Agreement by any other Party shall not constitute waiver of such Party's right to demand strict compliance by such other Party in the future. All waivers must be in writing to be effective or binding upon the waiving Party.
  14.19   Recordation. This Agreement shall be recorded in the official Records of the County of Orange within ten (10) days following the Effective Date in accordance with Government Code section 65868.5.
  14.20   Time. Time is of the essence of this Agreement and of each and every term and condition hereof.
  14.21   Construction. The provisions of this Agreement and the Exhibits hereto shall be construed as a whole according to their common meaning and not strictly for or against any Party and consistent with the provisions hereof, in order to achieve the objectives and purposes of the Parties. The captions preceding the text of each section, subsection, and the Table of Contents hereof are included only for convenience of reference and shall be disregarded in the construction and interpretation of this Agreement. Wherever required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine or neuter genders, or vice versa.
  14.22   Signature Pages. For convenience, the signatures of the Parties to this Agreement may be executed and acknowledged on separate pages which, when attached to this Agreement, shall constitute one complete Agreement.

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              IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above-written.

  Dated:   10/14/02                             CITY OF IRVINE,
                                        a municipal corporation

                                            By:   /s/ Larry Agran
                                          Mayor

  ATTEST:

  By:  /s/ Jeri L. Stately
  City Clerk

  APPROVED AS TO FORM:

  RUTAN & TUCKER LLP

  By:  /s/ Joel D. Kuperberg
  Joel D. Kuperberg
  City Attorney

  [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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  CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP,
  A Maryland limited partnership

  By:   CROW IRVINE #2,
    a California limited partnership
    its general partner

                            By:   CROW IRVINE #1 LIMITED PARTNERSHIP,
                                a Texas limited partnership
                                its general partner

  Dated:  10/17/02              By:  /s/ William H. Lane, Jr.
  William H. Lane, Jr.
  Managing General Partner

                    SHOPS AT PARK PLACE LLC,
                    A Delaware limited liability company

                    By:   CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP,
  A Maryland limited partnership
  Its managing member

  By:   CROW IRVINE #2,
            a California limited partnership
            its general partner

                     By:   CROW IRVINE #1 LIMITED PARTNERSHIP,
                                       a Texas limite partnership
                                       its general partner

  Dated:       10/17/02                   By:  /s/ William H. Lane, Jr.
      William H. Lane, Jr.
      Managing Genera1 Partner

  [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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  3121 MICHELSON DRIVE LLC,
  A Delaware limited liability company

  By:   CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP,
    A Maryland limited partnership
    Its managing member

    By:   CROW IRVINE #2,
      a California limited partnership
      its general partner

                              By:   CROW IRVINE #1 LIMITED PARTNERSHIP,
                                    a Texas limited partnership
                                    its general partner

  Dated:  10/17/02                By:  /s/ William H. Lane, Jr.
                                          William H. Lane, Jr.
                                          Managing General Partner

  3161 MICHELSON DRIVE LLC,
  A Delaware limited liability company

                  By:   CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP,
                        A Maryland limited partnership
                        Its managing member .

                By:   CROW IRVINE #2,
                              a California limited partnership
                              its general partner

                              By:   CROW IRVINE #1 LIMITED PARTNERSHIP,
                                    a Texas limited partnership
                                    its general partner

  Dated:   10/17/02                By:  /s/ William H. Lane, Jr.
  William H. Lane, Jr.
  Managing General Partner

  [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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                  PARK PLACE PARKING COMPANY LLC,
          A Delaware limited liability company

  By:   CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP,
                        A Maryland limited partnership
                        Its managing member

                        By:   CROW IRVINE #2,
                              a California limited partnership
                              its general partner

                              By:   CROW IRVINE #1 LIMITED PARTNERSHIP,
                                    a Texas limited partnership
                                    its general partner

  Dated:   10/17/02                  By:  /s/ William H. Lane, Jr.
              William H. Lane, Jr.
              Managing General Partner

                  PARK PLACE HOTEL COMPANY LLC,
          A Delaware limited liability company

          By:   CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP,
                        A Maryland limited partnership
                        Its managing member

                        By:   CROW IRVINE #2,
                              a California limited partnership
                              its general partner

                              By:   CROW IRVINE I LIMITED PARTNERSHIP,
                                    a Texas limited partnership
                                    its general partner

  Dated:   10/17/02                By:  /s/ William H. Lane, Jr.
              William H. Lane Jr.
              Managing General Partner

  [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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                  PARK PLACE RESIDENTIAL HIGHRISE I LLC,
          A California limited liability company

          By:   CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP,
                        A Maryland limited partnership
                        Its managing member

                        By:   CROW IRVINE #2,
                              a California limited partnership
                              its general partner

                              By:   CROW IRVINE #1 LIMITED PARTNERSHIP,
                                    a Texas limited partnership
                                    its general partner

  Dated:   10/17/02                  By:  /s/ William H. Lane, Jr.
              William H. Lane, Jr.
              Managing General Partner

          PARK PLACE DEVELOPMENT LLC,
          A Delaware limited liability company

                  By:   CROW WINTHROP DEVELOPMENT LIMITED PARTNERSHIP,
                        A Maryland limited partnership
                        Its managing member

                        By:   CROW IRVINE #2,
                              a California limited partnership
                              its general partner

                              By:   CROW IRVINE #1 LIMITED PARTNERSHIP,
                                    a Texas limited partnership
                                    its general partner

  Dated:   10/17/02                     By:  /s/ William H. Lane, Jr.
              William H. Lane, Jr.
              Managing General Partner

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